First
Great-West	Administrative Office: 8525 East Orchard Road
Life & Annuity Insurance Company	Greenwood Village, CO 80111
(888) 323-4952

September 4, 2007

Re:	Initial Registration Statement of First Great-West Life & Annuity Insurance Company COLI VUL-4 Series Account on Form N-6

Ladies and Gentlemen:

This opinion is furnished in connection with the filing of the above-referenced registration statement of First Great-West Life & Annuity Insurance Company COLI

VUL-4 Series Account (the “Account”), a separate account of First Great-West Life &

Annuity Insurance Company, a New York corporation (the “Company”), with respect to the proposed sale of an indefinite amount of flexible premium variable universal life insurance policies (the “Policies”) described in the prospectus (the “Prospectus”)

contained in the Registration Statement.

I am the Chief Legal Officer, Financials Services and Securities Compliance, of the

Company. In so acting, I have made such examination of the law, records and documents as in my judgment are necessary or appropriate to enable me to render the opinion expressed below. For purposes of such examination, I have assumed the genuineness of all signatures and the conformity to the original of all copies. Based on the foregoing, I am of the opinion that:

1.	The Company is a corporation in good standing duly organized and validly existing under the laws of the State of New York.
2.	The Account has been duly established by the Company under the laws of the State of New York.
3.

Assets allocated to the Account will be owned by the Company, and the Policies provide that a portion of the assets of the Account equal to the reserves and other

Policy liabilities with respect to the Account will not be chargeable with liabilities arising out of any other business the Company may conduct.

4.	When issued and sold as described in the Prospectus, the Policies will be duly authorized and will constitute validly issued and binding obligations of the Company in accordance with their terms.

I consent to the use of this opinion as an exhibit to the above-referenced registration statement and to the use of my name under the caption “Legal Matters” in the Prospectus for the Policies, filed by the Company and the Account with the Securities and Exchange

Commission under the Securities Act of 1933 and the Investment Company Act of 1940.

Sincerely,

/s/ Beverly A. Byrne

Beverly A. Byrne

Chief Legal Officer, Financial Services

and Securities Compliance

               Home Office: 50 Main Street, 9th Floor • White Plains, New York 10606